                                                              Exhibit (h)(20)(i)

                                   SCHEDULE A

                                     TO THE

                            ADMINISTRATION AGREEMENT

                                    BETWEEN

                                ING EQUITY TRUST

                                      AND

                            ING FUNDS SERVICES, LLC

                           DATED: SEPTEMBER 23, 2002


                                                               LAST CONTINUED/
               SERIES              ADMINISTRATIVE FEE         APPROVED BY BOARD     REAPPROVAL DATE
               ------            ------------------------     -----------------     ---------------
                                   (as a percentage of
                                 average daily net assets)
ING Convertible Fund                      0.10%                August 20, 2002       September 1, 2003
ING Equity and Bond Fund                  0.10%                August 20, 2002       September 1, 2003
ING Growth Opportunities Fund             0.10%                August 20, 2002       September 1, 2003
ING LargeCap Growth Fund                  0.10%                August 20, 2002       September 1, 2003
ING MidCap Opportunities Fund             0.10%                August 20, 2002       September 1, 2003
ING MidCap Value Fund                     0.10%                August 20, 2002       September 1, 2003
ING Real Estate Fund                      0.10%                August 20, 2002       September 1, 2003
ING Research Enhanced Index Fund          0.10%                August 20, 2002       September 1, 2003
ING SmallCap Opportunities Fund           0.10%                August 20, 2002       September 1, 2003
ING SmallCap Value Fund                   0.10%                August 20, 2002       September 1, 2003
ING Tax Efficient Equity Fund             0.10%                August 20, 2002       September 1, 2003
